UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2014

GLOBAL INCOME TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-54684	26-4386951
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Management Changes

On August 11, 2014, Andrew A. Hyltin announced his resignation effective August 31, 2014 as chief executive officer and president of Global Income Trust, Inc. (“GIT” or the “Company”), a real estate investment trust sponsored by CNL Financial Group, LLC. Mr. Hyltin will continue to play a key role within CNL Financial Group, LLC, focusing on development of future private equity and alternative investments.

Effective September 1, 2014, Thomas K. Sittema, age 55, will begin serving as chief executive officer and president of the Company as well as its advisor. Mr. Sittema has served as chief executive officer (January 2011 to present) and vice president (February 2010 to January 2011) of CNL Financial Group, Inc. (“CNL”). Since April 2012, Mr. Sittema has served as vice chairman of the board of directors and a director of each of CNL Lifestyle Properties, Inc. (“CLP”), a real estate investment trust sponsored by CNL and CNL Healthcare Properties, Inc. (“CHP”), a real estate investment trust sponsored by CNL Financial Group, LLC. He served as chief executive officer of CLP from September 2011 to April 2012 and has served as chief executive officer of its advisor since September 2011. Mr. Sittema served as CHP’s chief executive officer from September 2011 to April 2012, and has served as chief executive officer of its advisor since September 2011. Since 2010, Mr. Sittema has served as chairman of the board of directors and a director of Corporate Capital Trust, Inc. (“CCT”), a CNL-sponsored non-diversified, closed-end management investment company that has elected to be regulated as a business development company. Effective September 1, 2014, Mr. Sittema will also serve as CCT’s chief executive officer. Mr. Sittema will serve as chief executive officer and president of CNL Growth Properties, Inc., a real estate investment trust sponsored by CNL Financial Group, LLC, and its advisor effective September 1, 2014. Mr. Sittema holds various other offices with other CNL affiliates.

Mr. Sittema has served in various roles with Bank of America Corporation and predecessors, including NationsBank, NCNB and affiliate successors (1982 to October 2009). Most recently, while at Bank of America Corporation Merrill Lynch, he served as managing director of real estate, gaming, and lodging investment banking. Mr. Sittema is a member, since February, 2013, of the board of directors of Crescent Holdings, LLC. Mr. Sittema received his B.A. in business administration from Dordt College, and an M.B.A. with a concentration in finance from Indiana University.

On August 11, 2014, Rosemary Q. Mills resigned as GIT’s chief financial officer and treasurer effective as of August 31, 2014. Effective September 1, 2014, Tammy J. Tipton will serve as GIT’s chief financial officer and treasurer. Ms. Tipton, age 53, has served as senior vice president since October 2011 and group chief financial officer since January 2014 of CNL Financial Group Investment Management, LLC where she oversees the strategic finance, accounting, reporting, budgeting, payroll and purchasing functions for CNL and its affiliates. Ms. Tipton also holds various other offices with other CNL affiliates. She previously served as senior vice president of CNL from 2002 to December 2011. Ms. Tipton has served in various other financial roles for CNL since joining the company in 1987. These roles include regulatory reporting for 20 public entities and the accounting, reporting and servicing for approximately 30 public and private real estate programs. Ms. Tipton earned a B. S. in accounting from the University of Central Florida. She is also a certified public accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2014		GLOBAL INCOME TRUST, INC.
a Maryland corporation

	By:	/s/ Scott C. Hall
Scott C. Hall
Senior Vice President of Operations